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                                                                 EXHIBIT 99.9


                            GENERAL TERMS AGREEMENT


This General Terms Agreement is made as of July 31, 1995 (the "Effective Date") by and between Samsung Electronics Company Limited, a Korea corporation ("SEC") and AST Research, Inc., a Delaware corporation ("AST").

                                    RECITALS

A. Pursuant to that certain Stock Purchase Agreement between SEC and AST dated as of February 27, 1995 (the "Stock Purchase Agreement"), AST has concurrently herewith sold, assigned, transferred, conveyed and delivered to SEC certain shares.

B. As a condition to the Stock Purchase Agreement, SEC and AST entered into that certain Strategic Alliance Agreement dated concurrent with the Stock Purchase Agreement (the "Strategic Alliance Agreement").

C. As partial consideration for the transaction contemplated by the Stock Purchase Agreement and pursuant to the Strategic Alliance Agreement, SEC and AST desire to enter into written agreements relating to component supply ("Component Supply Agreement"), cooperative procurement ("Cooperative Procurement Agreement), cooperative marketing ("Cooperative Marketing Agreement"), OEM supply ("AST OEM Supply to SEC Agreement" and "SEC OEM Supply to AST Agreement"), joint development and technical cooperation ("Joint Development and Technical Cooperation Agreement"), patent cross licenses ("Patent Cross License Agreement), and employee exchange ("Employee Exchange Agreement") (hereinafter collectively or separately called, "Individual Contracts") and this General Terms Agreement.

                                    PURPOSE

AST and SEC wish to have general terms which are a part of, and shall apply to each of the Individual Contracts. This General Terms Agreement and all the Individual Contracts are collectively called the "AGREEMENT".

                                 GENERAL TERMS


Article 1.  Definitions

1.1 The terms as used in the AGREEMENT shall, unless the context clearly indicates to the contrary, have the meanings set forth in this Article 1.

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1.1  "Effective Date" shall mean July 31, 1995.

1.2 "Subsidiaries" shall mean any corporation, company or other entity controlled by, controlling, or under common control with, either party hereto. As used herein, the term "control" means ownership or control, direct or indirect, now or hereafter during the term of the AGREEMENT, of more than fifty percent (50%) of the outstanding shares or interest entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) of such corporation, company or other entity. Any corporation, company or other entity which would at any time be a Subsidiary of AST or SEC, as the case may be, by reason of the foregoing shall be considered a Subsidiary for the purposes of the AGREEMENT only so long as such control exists. Any and all licenses and other rights granted to Subsidiaries pursuant to the AGREEMENT or any Individual Contract shall automatically and immediately terminate at such time as such corporation, company or other entity no longer satisfies the control or other requirements set forth in this Section.


Article 2.  Top Executive Committee

2.1  Designation of Members.  The parties will designate a Top Executive
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     Committee consisting of two or more director level or equivalent level individuals of each of the respective parties (hereinafter, "TEC"), to serve the purpose of the AGREEMENT. The TEC shall have all necessary authority with respect to such AGREEMENT. All proceedings of the TEC shall be conducted by mutual consultation and the decision made thereby shall be by unanimous vote of all members. The appointment of members of each respective party shall be at such party's sole discretion.

2.2  SEC Members.  To the extent permitted by applicable law, SEC member(s) of
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     TEC shall have the right to (i) attend AST management meetings, (ii) report to the Chief Executive Officer of AST in order to remain aware of the status of the business, and in order to provide suggestions.

2.3  Meetings of the TEC.  The TEC shall meet, as often as either party may
     -------------------
     reasonably request, but at least quarterly, alternating the location of such meetings between SEC and AST offices for the purpose of reviewing the parties' performance under the AGREEMENT, reviewing and revising operational priorities thereunder, reviewing and revising long-term strategic objectives and resolving disputes that arise under this AGREEMENT that have not been resolved by the internal dispute resolution procedures set forth in the Individual Agreements and for other matters as the individual TEC members deem appropriate.

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2.4  TEC Information Exchange.  To the extent permitted by applicable laws and
     ------------------------
     regulations, and not prohibited by contracts with third parties, each party shall gather and furnish to the other all information with respect to matters at issue within the TEC which the parties believe to be appropriate in connection with the resolution of such issues, and such information shall be treated as Confidential Information hereunder. The TEC representatives shall discuss the issues and negotiate in good faith in an effort to resolve the issues without the necessity of any action any formal proceeding relating thereto. During the course of such negotiation, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised as to the details of the issue or dispute. The specific format for such discussions will be left to the discretion of the TEC.

2.5  Notice and Appeal for Dispute Resolution.  In the event that the TEC is
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     unable to resolve a dispute within thirty (30) days after the initial request to resolve such dispute is received by the TEC, then either party may submit the matter for resolution by formal arbitration as provided under Article 10 of this AGREEMENT provided that a written notice of intent to seek arbitration is provided to the other party thirty days in advance. Such arbitration shall not be the only method of dispute resolution and shall be limited to deciding if the request is for action required under the AGREEMENT.


Article 3.  Term and Termination

3.1  Term.  The AGREEMENT, shall become effective and come into full force on
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     the later of the Effective Date (July 31, 1995) or the Closing, as defined in the Stock Purchase Agreement. The AGREEMENT shall not be effective and shall have no force prior to the Closing Date, as defined in the Stock Purchase Agreement. The AGREEMENT shall continue in full force and effect until July 31, 2000 with the exception of the Patent Cross License Agreement whose term is until July 31, 2005, unless earlier terminated as provided in the AGREEMENT. The term of the AGREEMENT or any Individual Contract may be extended by mutual written consent of both parties. Notwithstanding the foregoing, the General Terms Agreement shall not be terminated unless and until all Individual Contracts are terminated and/or expired.

3.2  Termination on Bankruptcy or Material Adverse Change.  Either party may
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     terminate an Individual Contract effective immediately and without liability upon written notice to the other party if: (i) either party declares bankruptcy or bankruptcy proceedings are instituted involuntarily on his

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     behalf, and the voluntary or involuntary proceedings are not dismissed within 30 days, or (ii) there is a material adverse change in the financial condition of the other party.

3.3  Termination on Default.  Except as otherwise provided elsewhere herein, if
     ----------------------
     either party fails to perform any material obligation under an Individual Contract, then, the non-defaulting party may terminate such Individual Contract forthwith upon written notice to the defaulting party, unless the breach has been cured within 45 days after a notice of such breach is given.

3.4  Cross-Termination.  Each of the Individual Contracts is independent from
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     the others and termination of one agreement for any reason shall not affect the validity of the other remaining agreements between the parties; provided, however, that: (i) if either the Employee Exchange Agreement or SEC OEM Supply to AST Agreement are terminated by SEC as a result of a material breach by AST, then SEC may, at its option effective upon thirty days written notice to AST, terminate the Component Supply Agreement, and
     (ii) if the Component Supply Agreement is terminated by AST as a result of a material breach by SEC, then AST may, at its option effective upon thirty days written notice to SEC, terminate the Employee Exchange Agreement and the SEC OEM Supply to AST Agreement.

3.5  Post-Termination Activities.  In the event of any termination of any
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     Individual Contract the parties shall cooperate in good faith to conclude any ongoing activities related to such Individual Contract provided, however, that neither party shall be obligated to incur any material expense in connection with such cooperation or otherwise take actions that may result in a material detriment to such party.


Article 4.  Survivals

     Except as otherwise explicitly provided in the AGREEMENT or applicable Individual Contract, the parties' rights and obligations which, by their nature, would continue beyond the termination, cancellation, or expiration of the AGREEMENT shall survive such termination, cancellation, or expiration.


Article 5.  Confidentiality

5.1  Definition.  The term "Confidential Information" shall mean any information
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     disclosed by one party (the "Disclosing

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     Party") to the other party (the "Receiving Party") in connection with performance of the AGREEMENT which is in written, graphic, machine readable or other tangle form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include orally disclosed information, provided that such information is designated as confidential at the time of disclosure and included in a written summary sent by the Disclosing Party to the Receiving Party within thirty (30) days after its oral disclosure, and which is marked in a manner to indicate its confidential nature.

5.2  Confidentiality Obligations.  Receiving Party shall keep and shall cause
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     its Subsidiaries to keep any Confidential Information, including but not limited to the Technical Information disclosed by the Disclosing Party hereunder or pursuant to any Individual Contract, in confidence, and shall not disclose such Confidential Information to any third party during the term of this Agreement or at any time thereafter. The Receiving Party shall only permit disclosure of the Confidential Information to the Receiving Party's employees or consultants (who are bound by written confidentiality agreements imposing substantially the same obligations as set forth herein) who have a need to know and shall not use the Confidential Information for any purpose other than the purpose contemplated by the Individual Contract in connection with which such Confidential Information is disclosed.

5.3  Confidentiality for Have-Made Manufacturers.  Each party shall cause any of
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     its have-made manufacturers having access to the Confidential Information of the other party to comply with the confidentiality obligation set forth in Article 5 of this General Terms Agreement by entering into a Confidentiality Agreement with such manufacturer that imposes upon the manufacturer, confidentiality obligations substantially the same as set forth herein.

5.4  Exceptions.  The confidentiality obligations set forth in this Article 5
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     shall not apply to any information which:

     (a) is rightfully in the possession of the Receiving Party prior to receipt from the Disclosing Party; or

     (b)  is publicly known through no fault of the Receiving Party; or

     (c) is rightfully received by the Receiving Party from a third party without the breach of any restriction on disclosure; or

     (d) is independently developed by the Receiving Party provided that the Receiving Party provides substantial documentation of such independent development and

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          demonstrates that such independent development was accomplished without any reference to or based upon the Confidential
          Information; or

     (e) is disclosed after obtaining the prior written consent of the Disclosing Party; or

     (f) is disclosed pursuant to applicable laws, regulations or court order, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

     (g) is established to be in the public domain other than as a consequence of a breach of an obligation undertaken not to disclose the information; or

     (h) is approved for release by prior written consent of the Disclosing Party; or

     (i) is disclosed to the Receiving Party by a third party having no obligation to the Disclosing Party to keep the information on confidence; or

     (j)  is made public by the Disclosing Party.

5.5  Non-Disclosure.  Neither party hereto shall disclose any Confidential
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     Information, obtained from the other party in the course of business under the AGREEMENT to any third party during the term of the AGREEMENT or at any time thereafter.


Article 6.  Assignment

     The AGREEMENT and the licenses granted herein shall inure to the benefit of the parties hereto and, within the limitations set forth in Article 1.2 hereof, to the Subsidiaries of the parties hereto. Neither party hereto nor any of its Subsidiaries shall assign or transfer any rights, privileges or obligations hereunder or thereunder without the prior written consent of the other party hereto, except that SEC may assign the AGREEMENT to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under the AGREEMENT.

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Article 7.  Notices

     All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in Korea or in the United States of America, as the case may be, and with a copy sent by a commercial express delivery service offering routine two-day delivery of messages between the US and Korea (for example, currently these would include Federal Express or DHL), and addressed as follows:

          If to SEC:     Samsung Electronics Co., Ltd.
                         Samsung Main Building, 10th Floor
                         250, 2-Ka, Taepyung-Ro, Chung-Ku,
                         Seoul, Korea  100-742
                         Attn: General Legal Counsel

          If to AST:     AST Research, Inc.
                         16215 Alton Parkway
                         Irvine, California  92718
                         Attn:  Chief Executive Officer

          With copy to:  AST Research, Inc.
                         16215 Alton Parkway
                         Irvine, California  92718
                         Attn:  General Counsel

     Either party may change its address by a notice given to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been given fourteen (14) days after the mailing thereof.


Article 8.  Amendment

     No oral explanation or oral information by either part hereto shall alter the meaning or interpretation of the AGREEMENT. No modification, alteration, addition or change in the terms hereof shall be binding on either party unless reduced to writing and duly executed by a duly authorized officer of the parties.


Article 9.  Governing Law

     The AGREEMENT and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of New York, USA, without regard to its conflicts of law principles.

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Article 10.  Arbitration

10.1 Negotiation and Arbitration.  All disputes arising during performance under
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     the AGREEMENT shall be settled through friendly negotiation between the parties, including providing written notice of the dispute to the other party in advance of submitting any dispute to arbitration or making any filing with any judicial, administrative or regulatory authority concerning the dispute. The parties agree, when time and circumstances reasonably permit, that no arbitration, judicial, administrative or regulatory action concerning a dispute between the parties will be started until after the senior executive of each company has attempted to speak (in person, by telephone or by videophone) to the other concerning the dispute and attempted to resolve the dispute. In case no settlement can be reached, the dispute shall be submitted to arbitration if both parties determine that the subject matter of the dispute is such that arbitration will be an efficient, effective and timely method of resolving the dispute.

10.2 Arbitration Procedures.  If the dispute is submitted to arbitration, the
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     dispute shall be finally settled by an arbitration tribunal which shall be convened and conducted in accordance with the applicable rules and procedure of arbitration of the International Chamber of Commerce adopted in 1988. The arbitration proceeding shall be held before three (3) arbitrators in the headquarters city of the party not initiating the claim. Two (2) of the arbitrators shall first be appointed by the parties, one (1) by AST and one (1) by SEC. The arbitrators so appointed shall appoint a third arbitrator who shall be neither an ROK nor a U.S. national, and shall act as the chairman of the arbitral tribunal. If the arbitrators appointed by the parties fail to appoint a third arbitrator within sixty (60) days after they have been appointed, the third arbitrator may be appointed by the arbitration body before which the arbitration is being held. In such event, the third arbitrator shall be neither an ROK nor a U.S. national. The arbitration proceedings shall be conducted in English, and the law applied shall be the same as the governing law selected in Article 9 of this Agreement. The results of such arbitration shall be conclusive and binding upon the parties, and shall be enforceable in any court having jurisdiction over the parties against whom the award was rendered.

Article 11.  Severability

     Should any clause, sentence, or paragraph of the AGREEMENT judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of the AGREEMENT

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     unless the economic equity of the parties is materially affected thereby.

Article 12.  Force Majeure

     In the event of acts of God, war, blockade, insurrection, mobilization or any other actions of Government authorities, riots, civil commotion, warlike conditions, strikes, lockout, shortage or control of power supply, plague or other epidemics, fire, flood, tidal waves, typhoon, hurricane, cyclone, earthquake, lightning, explosion, or any other causes beyond the reasonable control of either party or Force Majeure, neither party shall be liable for any default in performance of the AGREEMENT arising therefrom.

Article 13.  LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

Article 14.  Entire Agreement

     The AGREEMENT sets forth the entire agreement and understanding between the parties as to the subject matter of the AGREEMENT and merges all prior discussions between them, and neither of the parties shall be bound by any modification of the AGREEMENT, other than as expressly provided in the AGREEMENT or as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby.

 Article 15.  Compliance With Laws

     Each party shall at all times and at its own expense comply in all material respects to all applicable laws and regulations of the U.S., Korea and other governments (and political subdivisions thereof) and any applicable notification requirements related to the transactions contemplated by the AGREEMENT including, without limitation, documentation and fees associated with the Import/Export of the Products or any documentation or licenses related to the use thereof and obtaining any governmental approvals related to the performance of either party hereunder.

Article 16.  Cooperation

     Each of the parties agrees to do such further acts and to execute and deliver such additional documents as are reasonably necessary or appropriate to give effect to the

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     transactions contemplated by the AGREEMENT and carry out the purpose and intent of the AGREEMENT.

Article 17.  Equitable Relief

     The parties acknowledge and agree that any unauthorized use, transfer or copying of the Confidential Information will cause irreparable injury to the Disclosing Party by substantially diminishing the value of the Disclosing Party's trade secrets and other proprietary rights contained in the Confidential Information. Therefore, if the Receiving Party (including its employees and consultants) attempts to use, transfer, copy, license, assign or otherwise convey the Confidential Information in any manner contrary to the terms of the AGREEMENT, the Disclosing Party shall, in addition to any other remedies available to it, have the right to enjoin, preliminary and permanently, the Receiving Party from any such act, and the Receiving Party hereby acknowledges that other remedies are inadequate and consents to such injunction, provided that the court being requested to provide such remedy would otherwise find adequate grounds for such remedy.

Article 18.  Choice Of Forum

     Any action arising out of or related to the AGREEMENT or the transaction herein described, whether at law or in equity, not otherwise subject to International Arbitration under Article 10 hereof including, without limitation, the enforcement of any award, the seeking of injunctive relief to prevent or restrain infringement of valid intellectual property rights, may be instituted in and litigated in the courts of the Republic of Korea or the Courts of the United States of America. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of the Republic of Korea and the courts of the United States of America.

Article 19.  Government Contracting

     If products are transferred from one party to this Agreement to another ("Products") and are used in connection with foreign or domestic government contracting or subcontracting, including, without limitation, either party's performance of any government contracts or subcontracts (the "Government Contracting Party"), then the Government Contracting Party shall ensure that: (l) the Products shall not constitute deliverables under any government contracts or subcontracts, and (2) no government entity shall acquire, under the terms of any government contracts or subcontracts, or any applicable government contracting laws, rules or regulations, any intellectual property rights of any nature in the Products, including rights under any copyrights, patents, trade secrets, or

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     other proprietary rights attendant thereto.  However, either party may supply Products to government agencies and transfer the usual rights to use the products or prepare archival copies of software, in accordance with the usual and conventional terms and conditions (e.g., US General Services Administration schedule terms and conditions) used by government agencies for the acquisition of commercially available products.

Article 20.  Time Limitation On Actions

     Actions however asserted under this AGREEMENT shall be commenced within one
     (1) year from the date the cause of action accrues.

Article 21.  Taxes/Duties/Fees

     In addition to the purchase price payable for the Products under the AGREEMENT, SEC and AST when each is the purchasing party, shall pay all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes), customs duties and import/export fees of any kind (including, without limitation, any fees for permits or licenses related to import/export compliance) paid or now or hereafter payable, however designated, levied or based on amounts payable to the selling party hereunder, on the purchasing party's acquisition, use or possession of the Products under the AGREEMENT or upon the presence of the Products at the designated site, but exclusive of federal, state and local taxes based on the selling party's net income. The purchasing party shall not deduct or withhold from payments to selling party any amounts paid or payable to third parties for taxes, customs duties or import/export fees, however designated.

Article 22.  Due Execution

     Each party hereto warrants and represents to the other that the acceptance, execution and delivery of the AGREEMENT has been duly authorized, and that all corporate actions and other steps necessary to make the acceptance of the AGREEMENT and all the terms hereof valid and binding obligations have been duly taken.

Article 23.  Approvals and Similar Actions

     Where agreement, approval, acceptance, consent or similar action by either party is required by any provision of the AGREEMENT, such action shall not be unreasonably delayed or withheld, unless specifically permitted by the AGREEMENT.

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Article 24.  Rights And Remedies

     Except as otherwise expressly provided herein, the rights and remedies provided in the AGREEMENT are cumulative and not exclusive of any rights or remedies any party could have at law or in equity or otherwise.

Article 25.  Counterparts

     The AGREEMENT may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

Article 26.  Headings

     Headings of articles and other provisions of the AGREEMENT are for convenience only, and do not alter the meaning of the AGREEMENT.

Article 27.  Exchange Employee Inventions

     The Dispatching Party shall be the sole owner of any inventions made solely by Exchange Employees from that Dispatching Party, even if such invention shall be made on the premises of the Receiving Party. The capitalized terms used in this Article 27 shall have the meanings defined in the Employee Exchange Agreement.


IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this General Terms Agreement, on the dates below indicated.

Samsung Electronics Co., Ltd.       AST Research, Inc.

By: /s/ Bo-Soon Song                By: /s/ Safi U. Qureshey
    ---------------------------         ----------------------------
Name:  Bo-Soon Song                 Name:  Safi U. Qureshey

Title: Senior Managing Director     Title: Chief Executive Officer

Date:  July 31, 1995                Date:  July 31, 1995

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